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                                                                     Exhibit 3.1


                           ARTICLES OF INCORPORATION

                                       OF

                                 SIERRA BANCORP


     ONE:      The name of this corporation is:
     ---

                                 SIERRA BANCORP

     TWO:      The purpose of this corporation is to engage in any lawful act or
     ---
activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THREE:    The name and address in this State of the Corporation's initial
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agent for service of process is Jack Fried, Esq., 1900 Avenue of the Stars, 25th
Floor, Los Angeles, California 90067.

     FOUR:     The corporation is authorized to issue only one (1) class of
     ----
shares, and the total number of shares of stock which the Corporation shall have authority to issue is 24,000,000 (Twenty-Four Million).

     FIVE:     The liability of the directors of this corporation for monetary
     ----
damages shall be eliminated to the fullest extent permissible under California law.

     SIX:      The corporation is authorized to provide indemnification of
     ---
agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.


DATED: November 15, 2000            /s/ Madge S. Beletsky
                                    -----------------------------------
                                     Madge S. Beletsky, Incorporator

     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                    /s/ Madge S. Beletsky
                                    -----------------------------------
                                    Madge S. Beletsky, Incorporator